SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
Santander BanCorp

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2007, Banco Santander Puerto Rico (the “Bank”), a wholly owned subsidiary of Santander BanCorp, after a bidding process that included the participation of several potential purchasers, consummated a sale and lease-back transaction with two unaffiliated third parties for the Bank’s two principal properties. The two properties are (i) the Banco Santander Headquarters Building, a seven story corporate headquarters building located at 207 Ponce de León Avenue, Hato Rey, Puerto Rico, including a related parking facility (the “Headquarters Facility”); and (ii) the Santander Operations Facility, a nine story building located at No. 3 Arterial Hostos Avenue, New San Juan Center, Hato Rey, Puerto Rico (the “Operations Facility”). In connection with the transaction, the Bank entered into two separate Sale-Purchase Agreements with Corporación Hato Rey Uno and Corporación Hato Rey Dos, respectively, as purchasers. The properties were sold on an “as-is, where-is” basis, at a purchase price of $37 million for the Headquarters Facility and $25.25 million for the Operations Facility.
     Concurrently with the execution of the purchase agreements, the Bank entered into long-term lease agreements for the properties. The lease agreements are for an initial term of fifteen (15) years, commencing on December 20, 2007 (the “Effective Date”) and ending on December 31, 2022. The Bank may extend each lease for two (2) consecutive five (5) year periods (the “Option Terms”), on substantially the same terms and conditions; provided, that, in the case of the Headquarters Facility, the Bank may, in its discretion, extend the lease for all or a portion of the building, as described in the lease agreement. Commencing on the Effective Date and continuing throughout the initial term, the Bank will pay a monthly rent of $224,270 in the case of the Headquarters Facility and $174,542.50 in the case of the Operations Facility, subject to certain escalation provisions described in the lease agreements. In addition, the monthly rent payable under each of the agreements is subject to a fair market value adjustment at the beginning of each the Option Term. The monthly rents are payable in advance, in equal monthly installments, on the first day of each calendar month.
     Subject to certain terms and conditions, the Bank has a right of first refusal to repurchase each of the properties for cash if the purchasers or one or more members of the purchasers’ Control Group (as defined in the lease agreements) receive and determine to accept a bona fide offer from a third party to (i) in the case of the purchasers, purchase the properties; or (ii) in the case of the members of the Control Group, purchase all or part of the outstanding direct or indirect ownership interest in the purchasers that would result in a change of control (as defined in the lease agreements) of the purchasers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 28, 2007

SANTANDER BANCORP
By:	/s/ María Calero
Name:	María Calero
Title:	Executive Vice President and Chief Accounting Officer